SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

IMI International Medical Innovations Inc.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4211 Yonge Street, Suite 300, Toronto, Ontario, Canada	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	Not Applicable
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares	The American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

            None

(Title of Class)

(Title of Class)

Item 1.    Description of Registrant’s Securities To Be Registered

The Registrant incorporates herein by reference the description of its common shares, without nominal or par value, appearing under the headings “Capitalization and Indebtedness,” “Share Capital” and “Memorandum and Articles of Association” in its Registration Statement on Form 20-F, including any amendments thereto (File No. 001-31360).

Item 2.    Exhibits

The Registrant incorporates herein by reference the following Exhibits to its Registration Statement on Form 20-F, including any amendments thereto (File No. 001-31360).

Exhibit No.	Title
*1.1	Articles of Amalgamation of the Registrant.

*1.2	By-laws of the Registrant.

*	Incorporated by reference to the exhibits of the same numbers to the Registrant’s Registration Statement on Form 20-F, as amended (File No. 001-31360).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IMI INTERNATIONAL MEDICAL INNOVATIONS INC.

By:	/s/ RONALD HOSKING
Ronald Hosking Vice President, Finance and Chief Financial Officer

Dated:    September 15, 2003